Exhibit 99.1

           IDT Announces Results for Second Quarter Fiscal Year 2004

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 16, 2003--

         Company Reports ($0.01) Pro-Forma EPS, $0.01 GAAP EPS

    IDT(TM) (Integrated Device Technology, Inc.)(Nasdaq:IDTI), a leading communications IC company, today announced results for the quarter ended September 28, 2003, its second quarter of fiscal 2004.
    Revenues for the second fiscal quarter were $80.8 million, a decrease of 2.7 percent compared to the first quarter of fiscal 2004 and a decrease of 12.4 percent from the quarter ended September 29, 2002. On a pro-forma basis, the net loss for the second fiscal quarter was $1.1 million ($0.01 per diluted share), compared to a net loss of $4.8 million ($0.05 per diluted share) in the first quarter of fiscal 2004 and net income of $1.0 million or $0.01 per diluted share for the quarter one year ago.
    Including certain costs, charges and gains in accordance with GAAP, the Company earned net income of $1.2 million in the second quarter of fiscal 2004 ($0.01 per diluted share), compared to a loss of $4.8 million ($0.05 per diluted share) in the first quarter of fiscal 2004. On a GAAP basis, the Company recorded a net loss of $4.9 million ($0.05 per diluted share) for the second quarter of fiscal 2003. Further information, including a detailed reconciliation of pro-forma and GAAP results, is provided in the financial tables of this release.
    "For the third consecutive quarter, we experienced strong sequential growth in the enterprise market. This growth is fueled by the demand for high-quality packet-processing products for IP networks," said Greg Lang, president and CEO of IDT. "We are also seeing encouraging signs of future growth in most of our market segments. Our customers' outlooks are more positive, inventories are under control while supplies are tightening, and average selling prices are stabilizing."

    Q2FY04 Highlights:

    -- IDT announced an agreement with IBM to purchase its full-ternary network search engine (NSE) product designs targeted at the enterprise switching market. With the acquisition, IDT further extended its leadership by offering the broadest and deepest portfolio of NSE solutions that accelerate packet processing. Specific to the transaction, IDT acquired 128Kx36 (4.5-Mbit) and 512Kx36 (18-Mbit) product designs, and IBM will serve as the foundry to manufacture these NSEs using a 0.13-micron, copper process.

    -- Leveraging its expertise in providing clock-distribution and clock-generation solutions, IDT entered the PC clock market with a family of devices targeting desktop computing platforms. The new devices are based on a new four phase-locked-loop (PLL) PC clock architecture that enables complete, independent control of key clock circuits within the system, replacing traditional three-PLL clock architectures. IDT plans to expand its offerings and develop a suite of PC clock devices that serve next-generation notebook and desktop computing platforms.

    -- IDT expanded its portfolio of Interprise(TM) processors with the introduction of the RC32336 integrated communications processor. The RC32336 processor delivers performance up to 180 MHz and is targeted at the cost-sensitive, high-volume small and medium enterprise (SME) and small office/home office
        (SOHO) wireless gateways, and wireless access point markets. Additionally, the RC32336 processor provides increased functionality and integration, allowing for connectivity to a wide range of networking devices including wireless local area network (WLAN) chipsets, and enables system developers to design fully featured and cost-effective solutions at a competitive price/performance point.

    -- The Company introduced a new family of inverse multiplexing ATM (IMA) devices that offer specific features for remote equipment such as mobile base stations and DSL multiplexers. The IMA devices allow the remote configuration of up to eight IMA groups at a far-end unit via the IMA group auto-detect function. The devices offer the most advanced user interface in the industry, simplifying software development, reducing costs and speeding time to market. The IDT IMA devices, coupled with the Company's SuperJET(TM) transceivers, provide a complete solution for IMA line-card applications, with the industry's lowest power consumption, chip count and board space.

    Webcast and Conference Call Information

    Investors can listen to a live or replay Webcast of the Company's quarterly financial conference call at www.idt.com. The live Webcast begins at 1:30 p.m. PDT on October 16, 2003. The Webcast replay will be available after 4 p.m. PDT on October 16 through November 6, 2003. A taped telephone replay of the conference call will be available at
(800) 475-6701 (access code is 701493) beginning at 5 p.m. PDT on October 16 and will be accessible until 9 p.m. PDT on October 23, 2003.

    Investor Information

    IDT stock is traded on the Nasdaq Stock Market(R) under the symbol "IDTI." The Company is included in the S&P 1000, which is a combination of the S&P MidCap 400 and S&P SmallCap 600 Indices, and is also part of the S&P SuperComposite 1500, which combines the S&P 500, MidCap 400, and SmallCap 600. Additional information about IDT is accessible at www.idt.com.

    About IDT

    IDT is a global leader in preemptive semiconductor solutions that accelerate packet processing for advanced network services. IDT serves communications equipment vendors by applying its advanced hardware, software and memory technologies to create flexible, highly integrated products that enhance the functionality and processing of network equipment. IDT accelerates intelligent packet processing with products such as network search engines (NSEs), programmable content inspection engines (CIEs), flow-control management (FCM) ICs and its family of Interprise(TM) integrated communications processors. The portfolio also comprises products optimized for communications applications, including telecom products, FIFOs, multi-ports, and clock management products. In addition, the product mix includes high-performance digital logic and high-speed SRAMs to meet the requirements of leading communications companies.
    Headquartered in Santa Clara, Calif., the Company employs approximately 3,100 people worldwide and has a wafer manufacturing facility in Oregon, and test and assembly facilities in the Philippines and Malaysia.

    Forward-looking statements in this release involve a number of risks and uncertainties including, but not limited to, global business and economic conditions, product demand, manufacturing capacity and costs, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, availability of capital, cash flow and other risk factors detailed in the Company's Securities and Exchange Commission filings. Actual results may differ materially from the Company's projections.

    IDT, Interprise, and SuperJET are trademarks and the IDT logo is a registered trademark of Integrated Device Technology, Inc. Other brands, product names and marks are trademarks, registered trademarks, or trade names of their respective owners.



                  INTEGRATED DEVICE TECHNOLOGY, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except per
 share data)                 Three Months Ended     Six Months Ended
                        -------------------------  -----------------
                        Sep. 28, Jun. 29, Sep. 29, Sep. 28,  Sep. 29,
                          2003     2003     2002     2003      2002
                        -------------------------  --------- --------
Revenues                $80,777  $83,045  $92,252  $163,822  $184,064
Cost of revenues         42,201   48,724   49,246    90,925   106,249
                        -------- -------- -------- --------- ---------
Gross profit             38,576   34,321   43,006    72,897    77,815
                        -------- -------- -------- --------- ---------
Operating expenses:
  Research and
   development           25,716   25,366   29,384    51,082    59,625
  Selling, general and
   administrative        18,320   18,325   20,018    36,645    40,600
  Acquired in-process
   research and
   development              264       --       --       264        --
                        -------- -------- -------- --------- ---------
Total operating
 expenses                44,300   43,691   49,402    87,991   100,225
                        -------- -------- -------- --------- ---------
Operating loss           (5,724)  (9,370)  (6,396)  (15,094)  (22,410)
Interest expense           (118)     (92)    (129)     (210)     (260)
Gain (Loss) on equity
 investments              3,151       --   (6,557)    3,151    (6,557)
Interest income and
 other, net               3,142    4,224    5,231     7,366    11,154
                        -------- -------- -------- --------- ---------
Income (loss) before
 income taxes               451   (5,238)  (7,851)   (4,787)  (18,073)
Benefit for income
 taxes                     (699)    (486)  (2,969)   (1,185)   (5,601)
                        -------- -------- -------- --------- ---------
Net income (loss)        $1,150  $(4,752) $(4,882)  $(3,602) $(12,472)
                        ======== ======== ======== ========= =========

Net income (loss)
 per share:
Basic                     $0.01   $(0.05)  $(0.05)   $(0.03)   $(0.12)
Diluted                   $0.01   $(0.05)  $(0.05)   $(0.03)   $(0.12)
Weighted average shares:
Basic                   104,210  103,872  103,091   104,041   103,662
Diluted                 106,148  103,872  103,091   104,041   103,662


                  INTEGRATED DEVICE TECHNOLOGY, INC.
                         NON-GAAP ADJUSTMENTS
                              (Unaudited)


 (In thousands)
                           Three Months Ended       Six Months Ended
                        -------------------------  -----------------
                        Sep. 28, Jun. 29, Sep. 29, Sep. 28, Sep. 29,
                          2003     2003     2002     2003      2002
                        -------- -------- -------- -------- ---------

Net income (loss)        $1,150  $(4,752) $(4,882) $(3,602) $(12,472)
                        -------- -------- -------- -------- ---------
Non-GAAP adjustments:
Cost of goods sold:
 Restructuring
  charges (1)                --       15       --       15        --
 Other (3)                  280      282      619      562     4,256
 Amortization of
  acquisition-
  related charges (2)       357      234      786      591     1,572

Operating expenses:
  Acquired IPR&D (2)        264       --       --      264        --
  Other (3)                  --       36      108       36       586
  Restructuring
   charges (1)              752      541       --    1,293        --
  Other acquisition-
   related costs (2)        492      444      976      936     1,952

 (Gain) loss on equity
  investments (4)        (3,151)      --    6,557   (3,151)    6,557
 Other income (5)          (180)    (722)      --     (902)       --

Taxes (5)                (1,081)    (849)  (3,208)  (1,930)   (4,971)
                        -------- -------- -------- -------- ---------
Total Non-GAAP
 adjustments             (2,267)     (19)   5,838   (2,286)    9,952
                        -------- -------- -------- -------- ---------
Pro forma net income
 (loss)                 $(1,117) $(4,771)    $956  $(5,888)  $(2,520)
                        ======== ======== ======== ======== =========

(1) Represents costs, primarily severance, of restructuring actions taken in Q2 2004. Q1 2004 includes non-recurring period costs, primarily facility exit costs, related to final implementation of restructuring activities originally announced in Q4 2003.

(2) Costs relate to our Q2 2004 TCAM3 acquisition from IBM and acquisitions of Newave and Solidum in April 2001 and October 2002, respectively. Newave-related costs include stock-based compensation, amortization of intangible assets, and (in and six months ended Q2 2003 only) contingent compensation. TCAM3 and Solidum-related costs include only amortization of intangible assets.

(3) Consists of costs associated with the closure of our Salinas plant.

(4) Q2 2004 consists of the net gain realized on the sale of our final equity holdings in PMC-Sierra Inc. Q2 2003 represents an other-than-temporary impairment charge related the same investment.

(5) In Q2 and Q1 2004, we received non-recurring federal and state tax refunds for tax years prior to 1996 plus interest accrued thereon.

                  INTEGRATED DEVICE TECHNOLOGY, INC.
                  PRO FORMA STATEMENTS OF OPERATIONS
                              (Unaudited)

(In thousands, except
 per share data)            Three Months Ended      Six Months Ended
                        -------------------------  ------------------
                        Sep. 28, Jun. 29, Sep. 29, Sep. 28,  Sep. 29,
                          2003     2003     2002      2003      2002
                        -------------------------- --------- --------
Revenues                $80,777  $83,045  $92,252  $163,822  $184,064
Cost of revenues         41,564   48,193   47,841    89,757   100,421
                        -------- -------- -------- --------- ---------
Gross profit             39,213   34,852   44,411    74,065    83,643
                        -------- -------- -------- --------- ---------
Operating expenses:
  Research and
   development           25,261   24,592   28,456    49,853    57,617
  Selling, general and
   administrative        17,531   18,078   19,862    35,609    40,070
                        -------- -------- -------- --------- ---------
Total operating
 expenses                42,792   42,670   48,318    85,462    97,687
                        -------- -------- -------- --------- ---------
Operating loss           (3,579)  (7,818)  (3,907)  (11,397)  (14,044)
Interest expense           (118)     (92)    (129)     (210)     (260)
Interest income and
 other, net               2,962    3,502    5,231     6,464    11,154
                        -------- -------- -------- --------- ---------
Income (loss) before
 income taxes              (735)  (4,408)   1,195    (5,143)   (3,150)
Provision (benefit) for
 income taxes               382      363      239       745      (630)
                        -------- -------- -------- --------- ---------
Net income (loss)       $(1,117) $(4,771)    $956   $(5,888)  $(2,520)
                        ======== ======== ======== ========= =========

Net income (loss) per
 share:
Diluted                  $(0.01)  $(0.05)   $0.01    $(0.06)   $(0.02)
Weighted average
 shares:
Diluted                 104,210  103,872  104,508   104,041   103,662

Our pro forma results exclude acquisition-related charges and unusual or infrequent expenses and benefits that management believes are not directly related to our ongoing operations. We believe that these pro forma results provide useful information; however, our presentation of pro forma results is not in accordance with GAAP and may not be comparable to pro forma information provided by other companies. Pro forma information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.

                  INTEGRATED DEVICE TECHNOLOGY, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)


                                                Sep. 28,    Mar. 30,
(In thousands)                                     2003        2003
----------------------------------------------------------------------

ASSETS
Current assets:
Cash and cash equivalents                        $176,519    $144,400
Short-term investments                            391,429     410,425
Accounts receivable, net                           40,950      40,111
Inventories                                        33,414      41,189
Prepayments and other current assets               20,781      29,420
                                               ----------- -----------
Total current assets                              663,093     665,545

Property, plant and equipment, net                122,561     129,923
Goodwill and other intangibles                     54,278      47,266
Other assets                                       37,344      38,578
                                               ----------- -----------
TOTAL ASSETS                                     $877,276    $881,312
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                  $16,323     $17,514
Accrued compensation and related expenses          11,885      11,020
Deferred income on shipments to distributors       16,082      17,911
Income taxes payable                               33,095      32,280
Other accrued liabilities                          19,406      20,120
                                               ----------- -----------
Total current liabilities                          96,791      98,845

Other liabilities                                  20,359      23,775
                                               ----------- -----------
Total liabilities                                 117,150     122,620

Stockholders' equity                              760,126     758,692
                                               ----------- -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                       $ 877,276   $ 881,312
                                               =========== ===========

    CONTACT: IDT Investor Relations
             Tom McCallum, 408-654-6515
             ir@idt.com
             or
             IDT Corporate Communications
             Diana Pailthorpe, 408-492-8210 (Press)
             diana.pailthorpe@idt.com
             or
             Porter Novelli
             Brad Langley, 408-369-1500 (Press)
             brad.langley@porternovelli.com